Exhibit 99.1

Press Release	Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2008 RESULTS

– Quarterly revenue grows 18% year-over-year

– Ships 47 million units for the quarter, up 21% year-over-year

SCOTTS VALLEY, CA – October 16, 2007 – Seagate Technology (NYSE: STX) today reported disc drive unit shipments of 47 million, revenue of $3.3 billion, GAAP net income of $355 million, and diluted net income per share of $0.64 for the quarter ended September 28, 2007. GAAP net income and diluted net income per share includes approximately $30 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions. Excluding these charges, non-GAAP net income and diluted net income per share were $385 million and $0.69. Included in both GAAP and non-GAAP results are restructuring charges of approximately $5 million or approximately $0.01 per share.

“Our strong performance in the quarter reflects favorable industry conditions as well as the competitive strength of Seagate’s unique platform and commitment to innovation,” said Bill Watkins, Seagate chief executive officer. “The first fiscal quarter has historically been a strong one for Seagate, and this year, we benefited from unit demand greater than expected. We believe we are well positioned to continue driving year-over-year revenue growth, and these record quarterly results demonstrate the effectiveness of Seagate’s business model.”

Adjustments made to GAAP net income and diluted net income per share can be found with the financial statements included with this press release. Additional information relating to the financial results for the first fiscal quarter of 2008 can be found online at seagate.com.

Seagate Technology Reports Fiscal First Quarter 2008 Results

Business Outlook

For the December quarter, Seagate expects to report revenue of $3.4 – $3.5 billion, and GAAP diluted net income per share of $0.66 – $0.70. Excluding approximately $26 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions, non-GAAP diluted net income per share for the December quarter is expected to fall within the range of $0.71 – $0.75.

This guidance does not include the impact of any future acquisitions, stock repurchases or restructuring activities the company may undertake.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.10 per share to be paid on or before November 16, 2007 to all common shareholders of record as of November 2, 2007.

During the quarter ended September 28, 2007, the company took delivery of approximately 10.3 million of its common shares related to its share repurchase plan. The average price of the shares delivered to the company in the June quarter was $24.27. The company has authorization to purchase approximately $725 million of additional shares under the current stock repurchase program.

Conference Call

Seagate will hold a conference call to review the fiscal first quarter results at 2:30 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 19682090

Replay

A replay will be available beginning today at 6:30 p.m. Pacific Time through October 23 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 19682090

Seagate Technology Reports Fiscal First Quarter 2008 Results

Podcast

A podcast featuring Brian Dexheimer discussing Seagate’s performance during the quarter and the outlook going forward can be heard and downloaded from http://www.podtech.net/seagate beginning at 2:30 p.m. Pacific Time.

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures; and the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 27, 2007. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal First Quarter 2008 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 28, 2007	June 29, 2007 (a)
ASSETS
Cash and cash equivalents	$1,263	$988
Short-term investments	235	156
Accounts receivable, net	1,519	1,383
Inventories	763	794
Deferred income taxes	215	196
Other current assets	354	284

Total Current Assets	4,349	3,801

Property, equipment and leasehold improvements, net	2,246	2,278
Goodwill	2,327	2,300
Other intangible assets	169	188
Deferred income taxes	678	574
Other assets, net	296	331

Total Assets	$10,065	$9,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,551	$1,301
Accrued employee compensation	232	157
Accrued expenses, other	739	786
Accrued income taxes	11	75
Current portion of long-term debt	330	330

Total Current Liabilities	2,863	2,649

Other non-current liabilities	363	353
Long-term accrued income taxes	225	—
Long-term debt, less current portion	1,734	1,733

Total Liabilities	5,185	4,735

Shareholders’ Equity	4,880	4,737

Total Liabilities and Shareholders’ Equity	$10,065	$9,472

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 29, 2007.

Seagate Technology Reports Fiscal First Quarter 2008 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	September 28, 2007	September 29, 2006
Revenue	$3,285	$2,793

Cost of revenue	2,476	2,351
Product development	242	243
Marketing and administrative	153	180
Amortization of intangibles	13	11
Restructuring, net	5	(4)

Total operating expenses	2,889	2,781

Income from operations	396	12

Interest income	16	19
Interest expense	(32)	(20)
Other, net	(5)	3

Other income (expense), net	(21)	2

Income before income taxes	375	14
Provision for (benefit from) income taxes	20	(5)

Net income	$355	$19

Net income per share:
Basic	$0.67	$0.03
Diluted	0.64	0.03
Number of shares used in per share calculations:
Basic	531	576
Diluted	560	602

Seagate Technology Reports Fiscal First Quarter 2008 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	September 28, 2007	September 29, 2006
OPERATING ACTIVITIES
Net income	$355	$19
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	205	199
Stock-based compensation	29	38
Allowance for doubtful accounts receivable	(3)	40
Other non-cash operating activities, net	18	(4)
Changes in operating assets and liabilities:
Current assets and liabilities	144	(459)
Other assets and liabilities	6	(14)

Net cash provided by (used in) operating activities	754	(181)

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(150)	(227)
Purchases of short-term investments	(198)	(305)
Maturities and sales of short-term investments	119	335
Acquisitions, net of cash acquired	(6)	—
Other investing activities, net	(3)	(6)

Net cash used in investing activities	(238)	(203)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,477
Proceeds from exercise of employee stock options and employee stock purchase plan	62	49
Dividends to shareholders	(54)	(46)
Repurchases of common stock	(249)	(150)

Net cash (used in) provided by financing activities	(241)	1,330

Increase in cash and cash equivalents	275	946
Cash and cash equivalents at the beginning of the period	988	910

Cash and cash equivalents at the end of the period	$1,263	$1,856

Seagate Technology Reports Fiscal First Quarter 2008 Results

Use of non-GAAP financial information

Our results of operations have undergone significant change in the past year, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, we supplementally disclose, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share. We also provide forecasts of these non-GAAP financial measures. A reconciliation of the adjustments to GAAP net income and diluted net income per share for the quarter is presented in the tables below. In addition, an explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors is included under the caption “Use of Non-GAAP Financial Measures” in the Form 8-K furnished today with the U.S. Securities and Exchange Commission. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

Seagate Technology Reports Fiscal First Quarter 2008 Results

SEAGATE TECHNOLOGY

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		Three Months Ended September 28, 2007
GAAP net income		$355
Non-GAAP adjustments:
Acquisition related adjustments:
– Amortization of purchased intangible assets	A	24
– Stock-based compensation	B	6
Adjustments for taxes	C	—

Non-GAAP net income		385

Diluted net income per share:
GAAP		$0.64

Non-GAAP		$0.69

Shares used in diluted net income per share calculation:		560

A	For the three months ended September 28, 2007, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

Three Months Ended September 28, 2007
Cost of revenue	$11
Amortization of intangibles	13

Total amortization of purchased intangible assets	$24

B	For the three months ended September 28, 2007, stock-based compensation related to the acquisition of Maxtor was allocated as follows:

Three Months Ended September 28, 2007
Cost of revenue	$1
Product development	3
Marketing and administrative	2

Total stock-based compensation expense	$6

C	To exclude the tax effects, where applicable, of adjustments to GAAP net income